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                                                                  EXHIBIT 10.45

                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of March 11, 1999 among HS RESOURCES, INC., a Delaware corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :


         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (as amended from time to time, the "Indenture"), dated as of December 11, 1998, providing for the issuance of $85,000,000 aggregate principal amount of 9-1/4% Series B Senior Subordinated Notes due 2006;


         WHEREAS, effective December 31, 1998, the Company changed its method of accounting from the full cost method to the successful efforts method. Two changes to the Indenture need to be made in order that the Indenture operate materially as originally intended under the Company's new method of accounting.


         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;


         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:


         1.        Definitions.


                   (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.


                   (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.







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         2.       Consolidated Net Income.  The definition of Consolidated Net
Income shall read as follows; with the change indicated by underline:


                  "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (i) items classified as extraordinary (other than the tax benefit of the utilization of net operating loss carry-forwards and alternative minimum tax credits); (ii) any gain or loss, net of taxes, on the sale or other disposition of assets (including the Capital Stock of any other Person) in excess of $1,000,000, from any sale or disposition or series of related sales or dispositions (but in no event shall this clause (ii) apply to the sale of oil and gas inventories in the ordinary course of business); (iii) the net income of any Subsidiary of such specified Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Subsidiary to such Person during such period; (iv) the net income (or net loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an ownership interest (which ownership interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period; (v) the net income (or net loss) of any Person acquired by such specified Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (vii) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; (viii) the cumulative effect of a change in accounting principles; and (ix) any reduction for exploratory and abandonment costs and geological and geophysical costs, net of the income tax effect reflecting the income tax rate in the Company's financial statements for the applicable period.


         3. EBITDA. The definition of EBITDA shall read as follows, with the change indicated by strikethrough:


                "EBITDA" means with respect to any Person for any period, the Consolidated Net Income of such Person and its consolidated Restricted Subsidiaries for such period, plus (i) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication, (A)



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         income tax expense (but excluding income tax expense relating to (1)
         sales or other disposition of assets (including the Capital Stock of any other Person) resulting in a net gain in excess of $1,000,000 and
         (2) the redemption or retirement of any Indebtedness prior to its Stated Maturity), (B) Consolidated Interest Expenses, (C) depreciation and depletion expense, (D) amortization expense, (E) any loss, net of taxes, in connection with the redemption or retirement of any Indebtedness prior to its Stated Maturity, and (F) any other noncash charges, including, without limitation, unrealized foreign exchange losses; less (ii) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidate Net Income, without duplication, (A) income tax recovery (but excluding income tax recovery relating to (1) sales or other dispositions of assets (including the Capital Stock of any other Person) resulting in a net loss in excess of $1,000,000 and (2) the redemption or retirement of any Indebtedness prior to its Stated Maturity), (B) any gain, net of taxes, in connection with the redemption or retirement of any Indebtedness prior to its Stated Maturity and (C) unrealized foreign exchange gains.

         4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.


         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                     HS RESOURCES, INC.



                                     By:
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                                        Name:  James E. Duffy
                                        Title: Chief Financial Officer


                                     HARRIS TRUST AND SAVINGS BANK, as Trustee



                                     By:
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                                        Name:  Daniel G. Donovan
                                        Title: Assistant Vice President


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